UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 27, 2007

Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (512) 426-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operation and Financial Condition and Item 8.01 Other Events

Registrant is furnishing its press release dated September 27, 2007, which announced that it has closed on the sale of its Anadarko Basin Granite Wash divestiture package for total cash consideration of $36 million with an effective date of September 1, 2007. The properties sold had current net production of 1.8 MMcfe per day and proved reserves as of August 31, 2007 of 23.5 Bcf of natural gas equivalent. These reserves were roughly 78% proved undeveloped, and utilizing a $6.50 per Mcf natural gas and $70.00 oil price the discounted PV10 value of these reserves was approximately $24.5 million relative to our $36 million in proceeds. As of December 31, 2006, the properties had proved reserves of 13.6 Bcf of natural gas equivalent and a PV10 value of $5.8 million based on year end 2006 SEC pricing. Also at year end, proved reserves consisted of 93% natural gas and were 73% proved undeveloped. The text of the press release is furnished as attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1  Press release dated September 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: September 28, 2007	By:	/s/ EUGENE B. SHEPHERD, JR.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1*	Press release dated September 27, 2007.